UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in such filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 1, 2015, Aethlon Medical, Inc. (“we”) filed a Certificate of Change with the Secretary of State of the State of Nevada for the purpose of effecting a 1-for-50 reverse stock split of both our authorized and our issued and outstanding common stock. Accordingly, both the issued and outstanding and authorized common stock will be changed in ratio. On April 7, 2015, we filed a further Certificate of Correction with the Secretary of State of the State of Nevada to provide that the reverse stock split will become effective under Nevada law on April 10, 2015. On the effective date, our total authorized shares of common stock will be reduced from 500,000,000 shares to 10,000,000 shares, and each 50 shares of our issued and outstanding common stock held by our stockholders will be combined into one share of our common stock. We will not issue any fractional shares as a result of the reverse stock split. If the reverse stock split would result in the issuance of a fractional share to any stockholder, we will issue one whole share to such stockholder in lieu of the fractional share. The reverse stock split was approved by our Board of Directors. Pursuant to Nevada law, the approval of the stockholders is not required to effect this reverse stock split. Following the effectiveness of the reverse stock split, stockholders who have existing stock certificates will receive written instructions by mail from our transfer agent to exchange their shares of common stock. Stockholders who hold their shares in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares of common stock.

We have submitted our initial listing application with the Nasdaq Stock Market to have our common stock approved for listing on the Nasdaq Capital Market. Our Board of Directors approved the reverse stock split in part to support the Nasdaq Capital Market listing application. At present, we do not meet all of the initial listing requirements of the Nasdaq Capital Market, and we can make no assurance that the listing will be approved. See our disclosures under Item 8.01 of this Current Report.

The foregoing description of the Certificate of Change and the Certificate of Correction does not purport to be complete and is qualified in its entirety by the documents filed as Exhibits 3.1 and 3.2 hereto, respectively.

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ITEM 8.01 OTHER EVENTS

On April 6, 2015, we submitted our initial listing application with the Nasdaq Stock Market to have our common stock approved for listing on the Nasdaq Capital Market. At present, we do not meet all of the initial listing standards for the Nasdaq Capital Market, and we cannot assure you that our application for listing will be approved, or that if approved, we will be able to maintain the listing requirements. Unless and until our application is approved, our common stock will continue to trade on the OTCQB under the symbol “AEMD.”

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Change filed April 1, 2015
3.2	Certificate of Correction filed April 7, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: April 7, 2015	Chief Financial Officer

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